Q3 2021 Earnings Call Presentation November 11, 2021 Exhibit 99.2

Forward-Looking Statements Forward-Looking Statements This presentation and our accompanying comments include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, estimates, expectations, and intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward- looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 24, 2021 with the Securities and Exchange Commission (“SEC”) and in our other reports filed from time to time with the SEC. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Non-GAAP Financial Measures Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with GAAP because management believes such measures are useful to investors. The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures. Reconciliation of non-GAAP financial measures are included in the supplemental slides in the Appendix of this presentation. Market & Industry Data This presentation includes industry and trade data, forecasts and information that was prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources available to the Company. Some data also are based on the Company’s good faith estimates, which are derived from management’s knowledge of the industry and from independent sources. These third-party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable, but that the publications and surveys can give no assurance as to the accuracy or completeness of such information. The Company has not independently verified any of the data from third-party sources nor has it ascertained the underlying economic assumptions on which such data are based.

• Business Highlights (Scott Sewell, President and CEO) – Progress update – Strong growth in new awards • Financial Overview (Roger Shannon, CFO and Treasurer) – Third quarter 2021 financial review ▪ Revenue, gross profit, and Adjusted EBITDA ▪ Cash flow and Adjusted free cash flow – Balance sheet and financing update – Now expecting to be in upper half of initial 2021 guidance ranges • Conclusion (Scott Sewell) • Appendix – Non-GAAP Reconciliations Agenda

Business Highlights

▪ $805 million in new awards YTD 2021; already exceeds full year 2020 record of $715 million ▪ Recent refinancing and stock purchase agreement significantly improves financial flexibility and debt maturity profile ▪ Completed the planned implosion and demolition of the Gibbons Creek power plant and progressed on plan and below budget with remediation efforts at the site ▪ Work is progressing well on several previously announced large remediation projects ▪ Byproduct sales showed sequential improvement from the first two quarters of this year ▪ On or ahead of plan with respect to our 2021 ESG goals ▪ Continued our industry-leading safety track record ▪ Now expecting 2021 results to be in upper half of initial guidance ranges Progress Update Third quarter 2021

▪ Revenues increased $21.0 million as compared to Q3 2020 – Primarily due to: ▪ An increase in remediation and compliance services revenue from new projects ▪ Partially offset by lower fossil services revenue and slightly lower byproduct sales revenue ▪ Gross profit increased $1.1 million as compared to Q3 2020 – Primarily due to the factors mentioned above ▪ Net loss attributable to Charah Solutions, Inc. decreased by $2.5 million as to compared to Q3 2020 – Primarily due to: ▪ A decrease in impairment expense; ▪ Net activity within operating income associated from ERT services; ▪ A gain on ARO settlement; ▪ The previously mentioned increase in gross profit; and ▪ Partially offset by an increase in general and administrative expenses primarily due to a $7.1 million reduction in expense from the expiration of our purchase option liability on our structural fill sites that benefited 2020 but did not recur in 2021. ▪ Adjusted EBITDA1 increased by $3.5 million as compared to Q3 2020 Q3 2021 Financial Highlights 1. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure

▪ YTD 2021 new awards of $805M already exceeds record level of $715M for all of 2020 ▪ Good potential for exceeding $805M level by year end 2021 ▪ Increase in awards in past few years has been driven by customers finalizing their plans to address the regulatorily-mandated closure of more than 1,000 surface impoundments ▪ Expect that 2022 will be a robust year for bid opportunities, both in terms of number as well as size of projects Strong Growth in New Awards Total Awards ($ Millions) 306%-54% YOY % Change -44% 66% Pending bids of more than $2.6 billion; potential bid opportunities of nearly $7 billion 416 232 106 430 715 805 2016 2017 2018 2019 2020 YTD 2021 0 250 500 750

2021 Financial Overview

Third Quarter Financial Review

($ in millions)

- **Revenue increased by 33.3% and Gross profit increased by 13.4%, primarily driven by:**

  + New remediation and compliance work,

  - Lower fossil service revenue and slightly lower byproduct sales.

- **Net loss attributable to Charah Solutions, Inc. decreased 60.2%, primarily driven by:**

  + Lower impairment expense,

  + Net activity within operating income associated from ERT services,

  + Increased gross profit, and

  - Increase in general and administrative expenses, primarily due to a $7.1 million reduction in expense from the expiration of our purchase option liability on our structural fill sites in 2020 that did recur.

- **Adjusted EBITDA[1] and Adjusted EBITDA margin[1] increased primarily due to the factors noted above.**

Q3 2021 vs. Q3 2020


Revenue
$84.2
$63.1
Q3 2021
Q3 2020
Gross Profit
$9.4
$8.3
Q3 2021
Q3 2020
11.2%
13.2%
Margin Comparison
Net Loss Attributable to Charah Solutions, Inc.
$(1.7)
$(4.2)
Q3 2021
Q3 2020
Adjusted EBITDA1
$10.4
$6.9
Q3 2021
Q3 2020
12.3%
10.9%
Margin Comparison

Charah Solutions

1. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to the most directly comparable GAAP financial measure

Third Quarter Financial Review Cash Flow Update Cash flow from operations (pre-changes in W/C) $ 1.2 Change in W/C (9.4) Operating cash flow $ (8.2) Proceeds from the sales of property and equipment $ 5.9 Capex Maintenance and growth (2.8) Land improvements (1.4) Adjusted free cash flow1 $ (6.5) ($ in millions) 1. Adjusted free cash flow is a non-GAAP measure. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted free cash flow to the most directly comparable GAAP measure YTD Sept 2021 Adjusted free cash flow of $40.0 million. Negative cash flow driven by planned remediation activities on the Gibbons Creek ash ponds and the timing of certain working capital activities, partially offset by scrap sales from Gibbons Creek and other sales of assets.

▪ August 2021 - Issued 2.9 million common shares to B. Riley Financial at $4.50 per share in a private placement for proceeds of $13.0 million. ▪ August 2021 - Issued $135.0 million of 8.50% senior notes (the "Notes") with a maturity date of August 31, 2026. Net proceeds after debt issuance costs were $123.1 million. ▪ August 2021 - Applied proceeds of these offerings to fully repay all loans and borrowings under our Credit Facility totaling $126.5 million and then terminate the Credit Facility. ▪ The Notes provide greater financial flexibility and much improved maturity profile related to the previous Credit Facility – No financial covenants – Maturity date of 2026 for the Notes vs. 2022 for the Credit Facility – No monthly amortization of principal for the Notes – Comparable interest expense but cash debt service requirements are lower (no amortization) ▪ November 2021 - Executed new credit agreement with JPMorgan Chase Bank – Four-year senior secured revolving credit facility of up to $30 million, plus an additional $5 million for cash collateralized letters of credit – No financial covenants unless liquidity falls below a minimum level – Facility has a sustainability-linked pricing structure where Charah Solutions will receive facility fee and interest rate reductions based on meeting certain ESG metrics Re-financing Activity

Debt & Leverage


Sustain Ability

Pro forma 9/30/21 column:

- Represents pro forma adjustments for the Asset-Based Lending Credit Agreement (the "ABL") that was executed in November 2021, the re-issuance of outstanding letters of credit ("LOCs") through JPMorgan Chase Bank, N.A., the release of cash collateral to the Company resulting from the re-issuance and the repayment of the B. Riley Promissory Note of $18M. Such pro forma adjustments result in a decrease of $18M in restricted cash and equipment financing and other debt and an increase of $12M in availability under the ABL. Pro forma availability under the ABL is calculated as the $30M of initial aggregate commitments from the lenders less $18M of outstanding LOCs.
- Pro forma liquidity of $34M:
  - Unrestricted Cash: $22M
  - Revolver: $12M
- Pro forma gross and net leverage ratios of 5.7x and 4.9x, respectively.

$ Millions	Pro forma 9/30/2021	As of 9/30/2021	As of 6/30/2021	As of 12/31/2020
Cash and Restricted Cash	$ 53	$ 71	$ 58	$ 29
Less: Restricted Cash	(31)	(49)	(40)	(4)
Unrestricted Cash and Equivalents	$ 22	$ 22	$ 18	$ 25
Revolving Credit Facility	$ —	$ —	$ 13	$ 12
Senior Notes, Net of Issuance Costs	123	123	—	—
Equipment Financing and Other	36	54	33	29
Term Loan	—	—	119	125
Total Debt	$ 159	$ 177	$ 165	$ 166
Net Debt[2]	$ 137	$ 154	$ 147	$ 141
LTM Adj. EBITDA[1]	$ 28	28	$ 25	$ 14
Gross Leverage[2]	5.7x	6.3x	6.6x	11.9x
Net Leverage[2]	4.9x	5.5x	5.9x	10.1x

1. Represents continuing operations only. Adjusted EBITDA is a non-GAAP measure. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.
2. Net Debt, Gross Leverage and Net Leverage are non-GAAP measures. Net Debt is calculated as Total Debt less unrestricted cash and cash equivalents. Gross Leverage and Net Leverage are calculated as Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA, respectively. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

Charah Solutions

2021 Guidance Guidance (11/10/21) Guidance (03/24/21) Revenue $280 - $300 $260 - $300 Net loss attributable to Charah Solutions, Inc. ($5) - $0 ($5) - $0 Adjusted EBITDA1 $37 - $40 $35 - $40 Adjusted Free cash flow1 $35 - $38 $33 - $38 ($ in millions) ▪ Results for the fourth quarter of this year should benefit from an increased contribution from our Gibbons Creek ERT project and the continued ramping of recent new awards, including large remediation and compliance projects. ▪ Based on our results year to date and our current expectations for the fourth quarter of the year, we now expect to be in the upper half of our initial 2021 guidance ranges and have narrowed these ranges as follows: 1. The forward-looking measures of 2021 Adjusted EBITDA and 2021 Adjusted free cash flow are non-GAAP financial measures that cannot be reconciled to net income attributable to Charah Solutions, Inc. and cash flows from operating activities, respectively, as the most directly comparable GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward-looking measures.

APPENDIX

Non-GAAP Reconciliation

Adjusted EBITDA and Adjusted EBITDA Margin


Sustain Ability

Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. We define Adjusted EBITDA as net earnings attributable to Charah Solutions, Inc. before income from discontinued operations, net of tax, interest expense, net, loss on extinguishment of debt, income taxes, depreciation and amortization, equity-based compensation, impairment expense and transaction-related expenses and other items. Adjusted EBITDA margin represents the ratio of Adjusted EBITDA to total revenue. We believe Adjusted EBITDA and Adjusted EBITDA margin are useful performance measures because they allow for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure.

The following represents a reconciliation of net loss attributable to Charah Solutions, Inc., our most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2021	2020	2021	2020
	(in thousands)			
Net loss attributable to Charah Solutions, Inc.	$ (1,677)	$ (4,216)	$ (7,130)	$ (22,002)
Income from discontinued operations, net of tax	—	(119)	—	(6,939)
Interest expense, net[1]	3,541	3,551	10,090	10,465
Loss on extinguishment of debt	638	—	638	8,603
Income tax expense	203	608	432	608
Depreciation and amortization[1]	6,263	(301)	18,578	12,563
Equity-based compensation[1]	769	546	1,767	1,801
Impairment expense	700	6,399	827	6,399
Transaction-related expenses and other items[1][2]	(73)	436	1,174	1,088
Adjusted EBITDA	$ 10,364	$ 6,904	$ 26,376	$ 12,586
Adjusted EBITDA margin[3]	12.3 %	10.9 %	13.2 %	7.6 %

1. Represents amounts for continuing operations only.
2. Represents expenses associated with the Amendment to the Credit Facility, non-recurring legal costs and expenses and other miscellaneous items. Negative amounts represent settlement recoveries related to these matters.
3. Adjusted EBITDA margin is a non-GAAP financial measure that represents the ratio of Adjusted EBITDA to total revenue. We use Adjusted EBITDA margin to measure the success of our businesses in managing our cost base and improving profitability.

Charah Solutions

1. Represents amounts for continuing operations only. 2. Represents expenses associated with the Amendment to the Credit Facility, non-recurring legal costs and expenses and other miscellaneous items. Negative amounts represent settlement recoveries related to these matters. Non-GAAP Reconciliation Adjusted EBITDA for the Twelve and Nine Months Ended September 30, 2021 Nine Months Ended September 30, 2021 Twelve Months Ended December 31, 2020 Nine Months Ended September 30, 2020 Twelve Months Ended September 30, 2021 (in thousands) Net loss attributable to Charah Solutions, Inc. $ (7,130) $ (55,863) $ (22,002) $ (40,991) Income from discontinued operations, net of tax — (8,883) (6,939) (1,944) Interest expense, net(1) 10,090 13,774 10,465 13,399 Loss on extinguishment of debt(1) 638 8,603 8,603 638 Impairment expense 700 44,572 6,399 38,873 Gain on change in contingent liability payment — (9,702) — (9,702) Income tax expense (benefit) 432 (914) 608 (1,090) Depreciation and amortization(1) 18,578 19,131 12,563 25,146 Equity-based compensation(1) 1,767 2,394 1,801 2,360 Transaction-related expenses and other items(1)(2) 1,174 1,130 1,088 1,216 Adjusted EBITDA $ 26,376 $ 14,242 $ 12,586 $ 28,032

1. Represents amounts for continuing operations only. 2. Represents expenses associated with the Amendment to the Credit Facility, non-recurring legal costs and expenses and other miscellaneous items. Negative amounts represent settlement recoveries related to these matters. Non-GAAP Reconciliation Adjusted EBITDA for the Twelve and Six Months Ended June 30, 2021 Six Months Ended June 30, 2021 Twelve Months Ended December 31, 2020 Six Months Ended June 30, 2020 Twelve Months Ended June 30, 2021 (in thousands) Net loss attributable to Charah Solutions, Inc. $ (5,453) $ (55,863) $ (17,786) $ (43,530) Income from discontinued operations, net of tax — (8,883) (6,820) (2,063) Interest expense, net(1) 6,549 13,774 6,914 13,409 Loss on extinguishment of debt(1) — 8,603 8,603 — Impairment expense 127 44,572 — 44,699 Gain on change in contingent liability payment — (9,702) — (9,702) Income tax expense (benefit) 229 (914) — (685) Depreciation and amortization(1) 12,315 19,131 12,864 18,582 Equity-based compensation(1) 998 2,394 1,255 2,137 Transaction-related expenses and other items(1)(2) 1,247 1,130 652 1,725 Adjusted EBITDA $ 16,012 $ 14,242 $ 5,682 $ 24,572

1. Represents amounts for continuing operations only. 2. Represents expenses associated with the Amendment to the Credit Facility, non-recurring legal costs and expenses and other miscellaneous items. Negative amounts represent settlement recoveries related to these matters. Non-GAAP Reconciliation Adjusted EBITDA for the Twelve and Three Months Ended March 31, 2021 Three Months Ended March 31, 2021 Twelve Months Ended December 31, 2020 Three Months Ended March 31, 2020 Twelve Months Ended March 31, 2021 (in thousands) Net loss attributable to Charah Solutions, Inc. $ (1,287) $ (55,863) $ (14,250) $ (42,900) Income from discontinued operations, net of tax — (8,883) (3,043) (5,840) Interest expense, net(1) 3,235 13,774 2,859 14,150 Loss on extinguishment of debt(1) — 8,603 8,603 — Impairment expense — 44,572 — 44,572 Gain on change in contingent liability payment — (9,702) — (9,702) Income tax expense (benefit) 157 (914) — (757) Depreciation and amortization(1) 6,146 19,131 6,326 18,951 Equity-based compensation(1) 298 2,394 725 1,967 Transaction-related expenses and other items(1)(2) 971 1,130 218 1,883 Adjusted EBITDA $ 9,520 $ 14,242 $ 1,438 $ 22,324

Non-GAAP Reconciliation

Adjusted Net Loss and Adjusted Loss Per Basic/Diluted Share


Sustain Ability

Adjusted net loss attributable to common stockholders and Adjusted loss per basic/diluted share are non-GAAP financial measures. We define Adjusted net loss attributable to common stockholders as net loss attributable to common stockholders less, on a post-tax basis, income from discontinued operations, net of tax and plus, on a post-tax basis, loss on extinguishment of debt, impairment expense and transaction-related expenses and other items. Adjusted loss per basic/diluted share is based on Adjusted net loss attributable to common stockholders.

The following represents a reconciliation of net loss attributable to common stockholders, our most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted net loss attributable to common stockholders and Adjusted loss per basic/diluted share.

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2021	2020	2021	2020
Net loss attributable to common stockholders	$ (3,771)	$ (5,239)	$ (13,734)	$ (24,162)
Income from discontinued operations, net of tax	—	(119)	—	(6,939)
Income tax expense[1]	203	608	432	608
Loss on extinguishment of debt[1]	638	—	638	8,603
Impairment expense[1]	700	6,399	827	6,399
Transaction-related expenses and other items[1][2]	(73)	436	1,174	1,088
Adjusted (loss) income before income taxes attributable to common stockholders	$ (2,303)	$ 2,084	$ (10,663)	$ (14,403)
Adjusted income tax expense[2]	308	569	691	323
Adjusted net (loss) income attributable to common stockholders	$ (2,611)	$ 1,515	$ (11,354)	$ (14,726)
Weighted-average shares outstanding used in loss per common share[3]				
Basic	32,277	29,986	30,955	29,853
Diluted	32,277	41,415	30,955	29,853
Adjusted (loss) income per basic share	$ (0.08)	$ 0.05	$ (0.37)	$ (0.49)
Adjusted (loss) income per diluted share	$ (0.08)	$ 0.04	$ (0.37)	$ (0.49)

1. Represents amounts for continuing operations only and is related to expenses associated with the Amendment to the Credit Facility, non-recurring legal costs and expenses and other miscellaneous items. Negative amounts represent settlement recoveries related to these matters.
2. Represents expenses associated with the Amendment to the Credit Facility and other miscellaneous items. Negative amounts represent settlement recoveries related to these matters.
3. Represents the effective tax rate of (13.4)% and 27.3% for the three months ended September 30, 2021 and 2020, respectively, and (6.5)% and (2.2)% for the nine months ended September 30, 2021 and 2020, respectively, multiplied by adjusted loss before income taxes attributable to common stockholders.
4. As a result of the loss per share for the three months ended September 30, 2021 and nine months ended September 30, 2021 and 2020, the inclusion of all potentially dilutive shares would be anti-dilutive. Therefore, dilutive shares of 12,379 were excluded from the computation of the weighted-average shares for diluted net loss per share for the three months ended September 30, 2021, and dilutive shares of 12,064 and 8,292 were excluded from the computation of the weighted-average shares for diluted net loss per share for the nine months ended September 30, 2021 and 2020, respectively.

Charah Solutions

Sustain Ability

Non-GAAP Reconciliation

Adjusted Free Cash Flow

We define Adjusted free cash flow as cash flows from operating activities, cash and restricted cash received from ERT transactions and proceeds from the sales of property and equipment, less cash used for capital expenditures. We include cash and restricted cash received from ERT transactions and proceeds from the sales of property and equipment and exclude capital expenditures because we consider them to be a necessary component of our ongoing operations. We consider Adjusted free cash flow to be a measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for investing in our business and strengthening our balance sheet, but it is not intended to represent the amount of cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from this measure.

The following represents a reconciliation of net cash (used in) provided by operating activities, our most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted free cash flow. The presentation of Adjusted free cash flow is not meant to be considered in isolation or as an alternative to net cash (used in) provided by operating activities as a measure of liquidity.

	Three Months Ended September 30,		Six Months Ended June 30,		Nine Months Ended September 30,	
	2021	2020	2021	2020	2021	2020
Net cash (used in) provided by operating activities	$ (8,214)	$ 1,671	$ 10,242	$ 9,228	$ 2,028	$ 10,899
Cash and restricted cash received from ERT transaction	—	—	34,900	—	34,900	—
Proceeds from the sales of property and equipment	5,882	543	4,232	155	10,114	698
Capital expenditures:						
Maintenance and growth	(2,830)	(1,952)	(1,799)	(1,287)	(4,629)	(3,239)
Land improvements	(1,365)	—	(1,030)	—	(2,395)	—
Technology	—	—	—	(317)	—	(317)
Total capital expenditures	(4,195)	(1,952)	(2,829)	(1,604)	(7,024)	(3,556)
Adjusted free cash flow	$ (6,527)	$ 262	$ 42,313	$ 7,624	$ 40,018	$ 8,041

Charah Solutions

1. Represents amounts for continuing operations only. Q1 2021 Q2 2021 Q3 2021 Q4 2021 (in thousands) Byproduct sales $ 15,098 $ 19,444 $ 22,368 Construction contracts 19,939 31,713 48,176 Services 17,070 12,361 13,617 Total revenue $ 52,107 $ 63,518 $ 84,161 Total gross profit $ 5,585 $ 6,920 $ 9,449 Q1 2020 Q2 2020 Q3 2020 Q4 2020 (in thousands) Byproduct sales $ 21,761 $ 21,400 $ 22,940 $ 18,524 Construction contracts 14,847 15,347 21,590 29,021 Services 14,669 15,557 18,586 18,135 Total revenue $ 51,277 $ 52,304 $ 63,116 $ 65,680 Total gross profit $ 4,895 $ 5,206 $ 8,334 $ 4,372 Revenue(1) and Gross Profit(1) by Quarter